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                                                                    Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-06129 of SunLink Health Systems, Inc. on Form S-8 and in Registration Statement No. 33-88190 of SunLink Health Systems, Inc. on Form S-3 of our reports dated September 9, 2002, appearing in the Annual Report on Form 10-K of SunLink Health Systems, Inc. for the year ended June 30, 2002.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
September 16, 2002